Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2024 Second Quarter Results
Total Revenues of $590.2M, up 10% Year Over Year;
Subscription Services Revenues of $470.6M, up 10% Year Over Year

PLEASANTON, CA - August 30, 2023 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its second quarter ended July 31, 2023.

“We had a great quarter with progress across the board that was particularly significant in CRM and clinical,” said CEO Peter Gassner. “Thanks to our customers for your partnership and to the Veeva team for your continued focus on customer success and product excellence.”
Fiscal 2024 Second Quarter Results:
•Revenues: Total revenues for the second quarter were $590.2 million, up from $534.2 million one year ago, an increase of 10% year over year. Subscription services revenues for the second quarter were $470.6 million, up from $428.6 million one year ago, an increase of 10% year over year.
•Operating Income and Non-GAAP Operating Income(1): Second quarter operating income was $104.0 million, compared to $101.1 million one year ago, an increase of 3% year over year. Non-GAAP operating income for the second quarter was $211.9 million, compared to $202.0 million one year ago, an increase of 5% year over year.
•Net Income and Non-GAAP Net Income(1): Second quarter net income was $111.6 million, compared to $90.6 million one year ago, an increase of 23% year over year. Non-GAAP net income for the second quarter was $198.0 million, compared to $166.2 million one year ago, an increase of 19% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For the second quarter, fully diluted net income per share was $0.68, compared to $0.56 one year ago, while non-GAAP fully diluted net income per share was $1.21, compared to $1.03 one year ago.
•Customer Contracting Change: The previously announced customer contracting change that standardized termination for convenience (TFC) rights in our master subscription agreements went into effect on February 1, 2023. This resulted in a change in the timing of revenue for certain customer contracts to which a TFC right was added and reduced revenues, operating income and non-GAAP operating income, and net income and non-GAAP net income in the second quarter.

“In the second quarter, we delivered strong financial performance across the board including results ahead of all guided metrics," said CFO Brent Bowman. "We are executing well and our proven operating model will continue to drive strong growth and profitability well into the future.”

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc."	1

Recent Highlights:
•Veeva Announces Vault CRM Milestones — Veeva recently announced the first Vault CRM customer win, less than a year since announcing the migration of its market leading Veeva CRM solution to the Veeva Vault Platform. Vault CRM is now planned for general availability in April 2024 and will be the go-forward product for all new customers at that point. The next generation of CRM for the life sciences industry, Vault CRM will include all the functionality of Veeva CRM and new omnichannel capabilities, including Vault CRM Service Center.
•Leading in Clinical with Innovation and Product Excellence — Veeva is helping the life sciences industry deliver clinical excellence by connecting sponsors, research sites, and patients. Companies are looking for a unified platform that is tightly integrated across clinical operations and clinical data management to speed clinical execution. Veeva Vault Clinical has more than 500 customers, including 85 that have selected applications from both Veeva Vault Clinical Operations and Veeva Vault Clinical Data Management.
Financial Outlook:
Veeva is providing guidance for its fiscal third quarter ending October 31, 2023 as follows:
•Total revenues between $614 and $616 million.
•Non-GAAP operating income between $223 and $225 million(2).
•Non-GAAP fully diluted net income per share between $1.26 and $1.27(2).
Veeva is providing updated guidance for its fiscal year ending January 31, 2024 as follows:
•Total revenues between $2,365 and $2,370 million.
•Non-GAAP operating income of about $820 million(2).
•Non-GAAP fully diluted net income per share of approximately $4.68(2).
Veeva is reiterating guidance for its fiscal year ending January 31, 2025 for the following metrics:
•Total revenues of at least $2,800 million.
•Non-GAAP operating income of at least $1,000 million(2).
Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, August 30, 2023, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva Systems Fiscal 2024 Second Quarter Results Conference Call
When:	Wednesday, August 30, 2023
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	https://conferencingportals.com/event/badXudFz

Webcast:	ir.veeva.com
___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the third fiscal quarter ending October 31, 2023, the fiscal year ending January 31, 2024, or the fiscal year ending

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

January 31, 2025, because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.
About Veeva Systems
Veeva is the global leader in cloud software for the life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,000 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements regarding Veeva’s expected future performance and, in particular, includes quotes from management and guidance, provided as of August 30, 2023, about Veeva’s expected future financial results. Estimating guidance accurately for future periods is difficult. It involves assumptions and internal estimates that may prove to be incorrect and is based on plans that may change. Hence, there is a significant risk that actual results could differ materially from the guidance we have provided in this release and we have no obligation to update such guidance. There are also numerous risks that have the potential to negatively impact our financial performance, including issues related to the performance, security, or privacy of our products, competitive factors, customer decisions and priorities, events that impact the life sciences industry, general macroeconomic and geopolitical events (including inflationary pressures, changes in interest rates, currency exchange fluctuations, changes in applicable laws and regulations, and impacts related to Russia’s invasion of Ukraine), and issues that impact our ability to hire, retain and adequately compensate talented employees. We have summarized what we believe are the principal risks to our business in a section titled “Summary of Risk Factors” on pages 37 and 38 in our filing on Form 10-Q for the period ended April 30, 2023 which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-Q and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision.

###
Investor Relations Contact:
Gunnar Hansen
Veeva Systems Inc.
267-460-5839
ir@veeva.com
Media Contact:
Maria Scurry
Veeva Systems Inc.
781-366-7617
pr@veeva.com

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$742,607	$886,465
Short-term investments	3,126,132	2,216,163
Accounts receivable, net	379,066	703,055
Unbilled accounts receivable	37,541	82,174
Prepaid expenses and other current assets	76,407	81,456
Total current assets	4,361,753	3,969,313
Property and equipment, net	56,937	49,817
Deferred costs, net	22,463	31,825
Lease right-of-use assets	51,059	55,336
Goodwill	439,877	439,877
Intangible assets, net	72,825	82,476
Deferred income taxes	184,331	136,697
Other long-term assets	38,898	38,955
Total assets	$5,228,143	$4,804,296

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$49,932	$41,678
Accrued compensation and benefits	48,296	44,282
Accrued expenses and other current liabilities	32,431	35,306
Income tax payable	24,143	4,946
Deferred revenue	836,500	869,285
Lease liabilities	10,652	11,306
Total current liabilities	1,001,954	1,006,803
Deferred income taxes	1,283	1,492
Lease liabilities, noncurrent	47,853	49,670
Other long-term liabilities	24,410	30,079
Total liabilities	1,075,500	1,088,044
Stockholders’ equity:
Class A common stock	2	2
Class B common stock	—	—
Additional paid-in capital	1,729,123	1,532,627
Accumulated other comprehensive loss	(34,383)	(31,129)
Retained earnings	2,457,901	2,214,752
Total stockholders’ equity	4,152,643	3,716,252
Total liabilities and stockholders’ equity	$5,228,143	$4,804,296

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2023	2022	2023	2022
Revenues:
Subscription services(3)	$470,637	$428,649	$885,183	$831,281
Professional services and other(4)	119,588	105,569	231,367	208,039
Total revenues	590,225	534,218	1,116,550	1,039,320
Cost of revenues(5):
Cost of subscription services	71,169	64,035	138,744	122,988
Cost of professional services and other	97,849	87,634	196,937	168,196
Total cost of revenues	169,018	151,669	335,681	291,184
Gross profit	421,207	382,549	780,869	748,136
Operating expenses(5):
Research and development	157,228	134,008	304,188	247,483
Sales and marketing	96,995	89,617	185,498	165,732
General and administrative	62,935	57,832	125,604	106,157
Total operating expenses	317,158	281,457	615,290	519,372
Operating income	104,049	101,092	165,579	228,764
Other income, net	38,826	8,398	69,074	11,107
Income before income taxes	142,875	109,490	234,653	239,871
Income tax provision (benefit)	31,247	18,889	(8,496)	49,155
Net income	$111,628	$90,601	$243,149	$190,716
Net income per share:
Basic	$0.70	$0.58	$1.52	$1.23
Diluted	$0.68	$0.56	$1.49	$1.17
Weighted-average shares used to compute net income per share:
Basic	160,396	154,951	160,129	154,736
Diluted	163,284	162,132	162,989	162,499
Other comprehensive income:
Net change in unrealized loss on available-for-sale investments	$(8,891)	$(2,224)	$(3,463)	$(13,223)
Net change in cumulative foreign currency translation gain (loss)	267	(900)	209	(2,154)
Comprehensive income	$103,004	$87,477	$239,895	$175,339

(3) Includes subscription services revenues from the following product areas:
Veeva Commercial Solutions	$243,430	$236,356	$482,754	$464,080
Veeva R&D Solutions	227,207	192,293	402,429	367,201
Total subscription services	$470,637	$428,649	$885,183	$831,281

(4) Includes professional services and other revenues from the following product areas:
Veeva Commercial Solutions	$47,319	$44,424	$92,183	$87,745
Veeva R&D Solutions	72,269	61,145	139,184	120,294
Total professional services and other	$119,588	$105,569	$231,367	$208,039

(5) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	1,748	1,693	$3,253	2,970
Cost of professional services and other	14,216	13,818	$26,938	23,808
Research and development	45,292	38,901	84,198	64,724
Sales and marketing	23,489	24,031	43,624	40,924
General and administrative	18,150	17,599	35,601	30,750
Total stock-based compensation	$102,895	$96,042	$193,614	$163,176

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net income	$111,628	$90,601	$243,149	$190,716
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,087	7,228	15,636	14,286
Reduction of operating lease right-of-use assets	2,965	3,020	6,025	5,968
(Accretion) amortization of discount on short-term investments	(7,376)	(507)	(10,783)	549
Stock-based compensation	102,895	96,042	193,614	163,176
Amortization of deferred costs	4,249	5,736	9,301	11,729
Deferred income taxes	(25,213)	(20,881)	(46,727)	(53,313)
(Gain) loss on foreign currency from mark-to-market derivative	(727)	1,768	(547)	1,186
Bad debt expense	341	146	496	121
Changes in operating assets and liabilities:
Accounts receivable	33,533	16,312	323,493	317,794
Unbilled accounts receivable	529	(15,807)	44,633	(14,512)
Deferred costs	(3,546)	(3,421)	61	(6,500)
Other current and long-term assets	45,543	(3,513)	9,245	(11,076)
Accounts payable	6,099	5,540	8,054	10,661
Accrued expenses and other current liabilities	2,215	(475)	(1,129)	(2,811)
Income taxes payable	19,526	(45,841)	19,197	(2,618)
Deferred revenue	(34,862)	(39,998)	(36,083)	(47,469)
Operating lease liabilities	(1,597)	(3,081)	(4,290)	(5,112)
Other long-term liabilities	747	517	(2,373)	1,638
Net cash provided by operating activities	265,036	93,386	770,972	574,413
Cash flows from investing activities
Purchases of short-term investments	(988,074)	(433,073)	(1,600,566)	(1,005,417)
Maturities and sales of short-term investments	378,737	250,531	696,793	446,721
Long-term assets	(9,593)	(1,663)	(12,551)	(3,996)
Net cash used in investing activities	(618,930)	(184,205)	(916,324)	(562,692)
Cash flows from financing activities
Proceeds from exercise of common stock options	22,995	9,250	38,228	25,541
Taxes paid related to net share settlement of equity awards	(20,418)	(17,134)	(37,043)	(32,133)
Net cash provided by (used in) financing activities	2,577	(7,884)	1,185	(6,592)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	290	(1,049)	309	(2,923)
Net change in cash, cash equivalents, and restricted cash	(351,027)	(99,752)	(143,858)	2,206
Cash, cash equivalents, and restricted cash at beginning of period	1,096,819	1,243,183	889,650	1,141,225
Cash, cash equivalents, and restricted cash at end of period	$745,792	$1,143,431	$745,792	$1,143,431

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$3,211	$2,094	$65,300	$5,093

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Excess tax benefits. Excess tax benefits from employee stock plans are dependent on previously agreed-upon equity grants to our employees, vesting of those grants, stock price, and exercise behavior of our employees, which can fluctuate from quarter to quarter. For example, excess tax benefits for the quarters ended January 31 and April 30, 2023 were higher than normal primarily due to our Chief Executive Officer’s exercise of stock options in connection with a previously announced trading plan. Because these fluctuations are not directly related to our business operations, Veeva excludes excess tax benefits for its internal management reporting processes. Veeva management also finds it useful to exclude excess tax benefits when assessing the level of cash provided by operating activities. Given the nature of the excess tax benefits, Veeva believes excluding it allows investors to make meaningful comparisons between our operating cash flows from quarter to quarter and those of other companies.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Reconciliation of Net Cash Provided by Operating Activities (GAAP basis to non-GAAP basis)	Three months ended July 31,		Six months ended July 31,
	2023	2022	2023	2022
Net cash provided by operating activities on a GAAP basis	$265,036	$93,386	$770,972	$574,413
Excess tax benefits from employee stock plans	(3,211)	(2,094)	(65,300)	(5,093)
Net cash provided by operating activities on a non-GAAP basis	$261,825	$91,292	$705,672	$569,320
Net cash used in investing activities on a GAAP basis	$(618,930)	$(184,205)	$(916,324)	$(562,692)
Net cash provided by (used in) financing activities on a GAAP basis	$2,577	$(7,884)	$1,185	$(6,592)

Reconciliation of Financial Measures (GAAP basis to non-GAAP basis)	Three months ended July 31,		Six months ended July 31,
	2023	2022	2023	2022
Cost of subscription services revenues on a GAAP basis	$71,169	$64,035	$138,744	$122,988
Stock-based compensation expense	(1,748)	(1,693)	(3,253)	(2,970)
Amortization of purchased intangibles	(1,126)	(1,126)	(2,216)	(2,216)
Cost of subscription services revenues on a non-GAAP basis	$68,295	$61,216	$133,275	$117,802

Gross margin on subscription services revenues on a GAAP basis	84.9%	85.1%	84.3%	85.2%
Stock-based compensation expense	0.4	0.4	0.3	0.3
Amortization of purchased intangibles	0.2	0.2	0.3	0.3
Gross margin on subscription services revenues on a non-GAAP basis	85.5%	85.7%	84.9%	85.8%

Cost of professional services and other revenues on a GAAP basis	$97,849	$87,634	$196,937	$168,196
Stock-based compensation expense	(14,216)	(13,818)	(26,938)	(23,808)
Amortization of purchased intangibles	(139)	(139)	(273)	(273)
Cost of professional services and other revenues on a non-GAAP basis	$83,494	$73,677	$169,726	$144,115

Gross margin on professional services and other revenues on a GAAP basis	18.2%	17.0%	14.9%	19.2%
Stock-based compensation expense	11.9	13.1	11.6	11.4
Amortization of purchased intangibles	0.1	0.1	0.1	0.1
Gross margin on professional services and other revenues on a non-GAAP basis	30.2%	30.2%	26.6%	30.7%

Gross profit on a GAAP basis	$421,207	$382,549	$780,869	$748,136
Stock-based compensation expense	15,964	15,511	30,191	26,778
Amortization of purchased intangibles	1,265	1,265	2,489	2,489
Gross profit on a non-GAAP basis	$438,436	$399,325	$813,549	$777,403

Gross margin on total revenues on a GAAP basis	71.4%	71.6%	69.9%	72.0%
Stock-based compensation expense	2.7	2.9	2.7	2.6
Amortization of purchased intangibles	0.2	0.2	0.3	0.2
Gross margin on total revenues on a non-GAAP basis	74.3%	74.7%	72.9%	74.8%

Research and development expense on a GAAP basis	$157,228	$134,008	$304,188	$247,483
Stock-based compensation expense	(45,292)	(38,901)	(84,198)	(64,724)
Amortization of purchased intangibles	(29)	(29)	(56)	(56)
Research and development expense on a non-GAAP basis	$111,907	$95,078	$219,934	$182,703

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2023	2022	2023	2022

Sales and marketing expense on a GAAP basis	$96,995	$89,617	$185,498	$165,732
Stock-based compensation expense	(23,489)	(24,031)	(43,624)	(40,924)
Amortization of purchased intangibles	(3,555)	(3,555)	(6,995)	(6,995)
Sales and marketing expense on a non-GAAP basis	$69,951	$62,031	$134,879	$117,813

General and administrative expense on a GAAP basis	$62,935	$57,832	$125,604	$106,157
Stock-based compensation expense	(18,150)	(17,599)	(35,601)	(30,750)
Amortization of purchased intangibles	(57)	(57)	(112)	(112)
General and administrative expense on a non-GAAP basis	$44,728	$40,176	$89,891	$75,295

Operating expense on a GAAP basis	$317,158	$281,457	$615,290	$519,372
Stock-based compensation expense	(86,931)	(80,531)	(163,423)	(136,398)
Amortization of purchased intangibles	(3,641)	(3,641)	(7,163)	(7,163)
Operating expense on a non-GAAP basis	$226,586	$197,285	$444,704	$375,811

Operating income on a GAAP basis	$104,049	$101,092	$165,579	$228,764
Stock-based compensation expense	102,895	96,042	193,614	163,176
Amortization of purchased intangibles	4,906	4,906	9,652	9,652
Operating income on a non-GAAP basis	$211,850	$202,040	$368,845	$401,592

Operating margin on a GAAP basis	17.6%	18.9%	14.8%	22.0%
Stock-based compensation expense	17.4	18.0	17.3	15.7
Amortization of purchased intangibles	0.9	0.9	0.9	0.9
Operating margin on a non-GAAP basis	35.9%	37.8%	33.0%	38.6%

Net income on a GAAP basis	$111,628	$90,601	$243,149	$190,716
Stock-based compensation expense	102,895	96,042	193,614	163,176
Amortization of purchased intangibles	4,906	4,906	9,652	9,652
Income tax effect on non-GAAP adjustments(6)	(21,395)	(25,303)	(100,459)	(37,512)
Net income on a non-GAAP basis	$198,034	$166,246	$345,956	$326,032

Diluted net income per share on a GAAP basis	$0.68	$0.56	$1.49	$1.17
Stock-based compensation expense	0.63	0.59	1.19	1.00
Amortization of purchased intangibles	0.03	0.03	0.06	0.06
Income tax effect on non-GAAP adjustments(6)	(0.13)	(0.15)	(0.62)	(0.22)
Diluted net income per share on a non-GAAP basis	$1.21	$1.03	$2.12	$2.01
________________________
(6) For the three and six months July 31, 2023 and 2022, management used an estimated annual effective non-GAAP tax rate of 21.0%.

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